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                                                                   Exhibit 10.13

                          ARISTOTLE PUBLISHING, INC.

                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment or grant of options to purchase common stock by Aristotle Publishing, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

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1. NONDISCLOSURE.                       compensation of other employees of
                                        the Company. Notwithstanding the
     1.1 Recognition of Company's       foregoing, it is understood that, at
Rights; Nondisclosure. At all           all such times, I am free to use
times during my employment and          information which is generally known
thereafter, I will hold in              in the trade or industry, which is
strictest confidence and will           not gained as result of a breach of
not disclose, use, lecture upon         this Agreement, and my own, skill,
or publish any of the Company's         knowledge, know-how and experience to
Proprietary Information                 whatever extent and in whichever way
(defined below), except as such         I wish.
disclosure, use or publication
may be required in connection                1.3 Third Party Information. I
with my work for the Company,           understand, in addition, that the
or unless an officer of the Company     Company has received and in the
expressly authorizes such in            future will receive from third
writing. 1 will obtain Company's        parties confidential or proprietary
written approval before publishing      information (" Third Party
or submitting for publication any       Information")subject to a duty on the
material (written, oral, or             Company's part to maintain the
otherwise) that relates to my work      confidentiality of such information
at Company and/or incorporates any      and to use it only for certain
Proprietary Information. I hereby       limited purposes. During the term of
assign to the Company any rights I      my employment and thereafter, I will
may have or acquire in such             hold Third Party Information in the
Proprietary Information and             strictest confidence and will not
recognize that all Proprietary          disclose to anyone (other than
Information shall be the sole           Company personnel who need to know
property of the Company and its         such information in connection with
assigns. I have been informed and       their work for the Company)or use,
acknowledge that the unauthorized       except in connection with my work for
taking of the Company's trade           the Company, Third Party Information
secrets could result in a civil         unless expressly authorized by an
liability under California Civil        officer of the Company in writing.
Code Section 3426, and that, if
willful, could result in an award           1.4 No Improper Use of Information
for double the amount of the            of Prior Employers and Others. During my
Company's damages and                   employment by the Company I will not
attorneys'fees; and is a crime under    improperly use or disclose any
California Penal Code Section           confidential information or trade
444(c), punishable by imprisonment      secrets, if any, of any former
for a time not exceeding one            employer or any other person to whom
(1)year, or by a fine not exceeding     I have an obligation of
five thousand dollars (%5,000), or      confidentiality, and I will not bring
by both. *                              onto the premises of the Company any
                                        unpublished documents or any property
     1.2 Proprietary Information.       The belonging to any former employer or
term "Proprietary Information"          any other person to whom I have an
shall mean any and all                  obligation of confidentiality unless
confidential and/or proprietary         consented to in writing by that
knowledge, data or information          former employer or person. I will use
of the Company. By way of               in the performance of my duties only
illustration but not                    information which is generally known
limitation, "Proprietary                and used by persons with training and
Information" includes (a) trade         experience comparable to my own,
secrets, inventions, mask               which is common knowledge in the
works, ideas, processes,                industry or otherwise legally in the
formulas, source and object             public domain, or which is otherwise
codes, data, programs, other            provided or developed by the Company.
works of authorship, know-how,
improvements, discoveries,              2. ASSIGNMENT OF INVENTIONS.
developments, designs and
techniques (hereinafter                      2.1 Proprietary Rights. The term
collectively referred to as             "Proprietary Rights" shall mean all
"Inventions"); and                      trade secret, patent,
(b)information regarding plans
for research, development, new
products, marketing and
selling, business plans,
budgets and unpublished
fmancial statements, licenses,
prices and costs, suppliers and
customers; and (c)information
regarding the skills and

-----------------------------
*For California employees only.
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copyright, mask work and other               2.4 Nonassignable Inventions. This
intellectual property rights            Agreement does not apply to an
throughout the world.                   Invention which qualifies fully as a
                                        nonassignable Invention under Section
     2.2 Prior Inventions.              2870 of the California Labor Code
Inventions, if any, patented or         (hereinafter "Section 2870"): I have
unpatented, which I made prior          reviewed the notification on Exhibit
to the commencement of my               A (Limited Exclusion Notification)and
employment with the Company are         agree that my signature acknowledges
excluded from the scope of this         receipt of the notification.
Agreement. To preclude any
possible uncertainty, I have                 2.5 Obligation to Keep Company
set forth on Exhibit B                  Informed. During the period of my
(Previous Inventions)attached           employment and for six (6)months
hereto a complete list of all           after termination of my employment
Inventions that I have, alone           with the Company, I will promptly
or jointly with others,                 disclose to the Company fully and in
conceived, developed or reduced         writing all Inventions authored,
to practice or caused to be             conceived or reduced to practice by
conceived, developed or reduced         me, either alone or jointly with
to practice prior to the                others. In addition, I will promptly
commencement of my employment           disclose to the Company all patent
with the Company, that I                applications filed by me or
consider to be my property or           on my behalf within a year after
the property of third parties           termination of employment. At the
and that I wish to have                 time of each such disclosure, I will
excluded from the scope of this         advise the Company in writing of any
Agreement (collectively                 Inventions that I believe fully
referred to as "Prior                   qualify for protection under Section
Inventions"). If disclosure of          2870*; and I will at that time provide
any such Prior Invention would          to the Company in writing all
cause me to violate any prior           evidence necessary to substantiate
confidentiality agreement, I            that belief. The Company will keep in
understand that I am not to             confidence and will not use for any
list such Prior Inventions in           purpose or disclose to third parties
Exhibit B but am only to                without my consent any confidential
disclose a cursory name for             information disclosed in writing to
each such invention, a listing          the Company pursuant to this Agreement
of the party(ies)to whom it             relating to Inventions that qualify
belongs and the fact that full          fully for protection under the
disclosure as to such                   provisions of Section 2870*. I will
inventions has not been made            preserve the confidentiality of any
for that reason. A space is             Invention that does not fully qualify
provided on Exhibit B for such          for protection under Section 2870*.
purpose. If no such disclosure
is attached, I represent that
there are no Prior Inventions.               2.6 Government or Third Party. I
If, in the course of my                 also agree to assign all my right, title
employment with the Company, I          and interest in and to any particular
incorporate a Prior Invention           Company Invention to a third party,
into a Company product, process         including without limitation the
or machine, the Company is              United States, as directed by the
hereby granted and shall have           Company.
nonexclusive, royalty-free,
irrevocable, perpetual, worldwide            2.7 Works for Hire. I acknowledge
license (with rights to sublicense      that all original works of authorship
through multiple tiers of               which are made by me (solely or
sublicensees)to make, have made,        jointly with others)within the scope
modify, use and sell such Prior         of my employment and which are
Invention. Notwithstanding the          protectable by copyright are "works
foregoing, I agree that I will not      made for hire," pursuant to United
incorporate, or permit to be            States Copyright Act (17 U. S. C.,
incorporated, Prior Inventions in       Section 101).
any Company Inventions without the
Company's prior written consent.             2.8 Enforcement of Proprietary
                                        Rights. I will assist the Company in
     2.3 Assignment of Inventions.      every proper way to obtain, and from
Subject to Sections 2.4, and            time to time enforce, United States and
2.6, I hereby assign and agree          foreign Proprietary Rights relating
to assign in the future (when           to Company Inventions in any and all
any such Inventions or                  countries. To that end I will
Proprietary Rights are first
reduced to practice or first            ------------------------------
fixed in a tangible medium, as          *For California employees only.
applicable)to the Company all
my right, title and interest in
and to any and all Inventions
(and all Proprietary Rights
with respect thereto)whether or
not patentable or registrable
under copyright or similar
statutes, made or conceived or
reduced to practice or learned
by me, either alone or jointly
with others, during the period
of my employment with the
Company. Inventions assigned to
the Company, or to a third
party as directed by the
Company pursuant to this
Section 2, are hereinafter
referred to as "Company
Inventions."

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execute, verify and deliver such documents and perform such other acts
(including appearances as a witness)as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate aher my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company)of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. I agree further that for the period of my employment by the Company and for one (1)year after the date of termination of my employment by the Company I will not solicit the business of any client or customer of the Company (other than on behalf of the Company).

5. No CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3)days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Delaware, as such laws are applied to agreements entered into and to be performed entirely within Delaware between Delaware residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in the State of Delaware

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for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Dispute Resolution Procedure. I agree that any dispute arising out of or related to the employment relationship between me and the Company, including the termination of that relationship, and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be resolved in accordance with the dispute resolution procedures set forth in my letter of offer of employment from the Company dated ________________ (the "Offer Letter").

     If there is no Offer Letter or if the Offer Letter does not include a dispute resolution procedure, then I agree that all such disputes shall be resolved by final and binding arbitration in accordance with the following procedures: The parties shall first submit any dispute to non-binding mediation before a mediator to be jointly selected by the parties. The Company will pay the cost of any mediation. If the mediation does not resolve the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration, pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association. Each party shall be responsible for paying its own legal fees. If I prevail, the Company will pay the costs of the arbitration. If the Company prevails, I will pay half of the costs of the arbitration or $500, whichever is less.

     Subject to the following paragraph, arbitration shall be the exclusive final remedy for any dispute between the parties, including but not limited to disputes involving claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in Employment
Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress, except that either side may appeal the arbitrator's decision regarding or relating to matters involving the Company's Proprietary Information to a court of competent jurisdiction in or servicing the State of Delaware.

     Nothing herein shall limit the right of the Company to obtain injunctive relief for violation of the portions of this Agreement dealing with protection of the Company's Proprietary Information, in order to preserve the status quo or prevent irreparable harm pending arbitration and, if applicable, appeal. In addition, either party may bring an action in a court of competent jurisdiction located in or serving the State of Delaware regarding or relating to matters involving the Company's Proprietary Information.

     10.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any

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subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: __________________, 1999.

    I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. 1 HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT .

Dated: ____________________


_______________________________________
(Signature)


_______________________________________
(Printed Name)


ACCEPTED AND AGREED TO:
Aristotle Publishing, Inc.


By: ___________________________________

Title:  _______________________________

_______________________________________
(Address)

_______________________________________

Dated: ________________

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                                   EXHIBIT A

                        LIMITED EXCLUSION NOTIFICATION


    THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code* that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     2. Result from any work performed by you for the Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.

                              By: ________________________________________
                                  (PRINTED NAME OF EMPLOYEE )


                              Date: ______________________________________

WITNESSED BY:


_______________________________________
(PRINTED NAME OF REPRESENTATIVE )




                                   Exhibit A
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                                   EXHIBIT B


TO: Aristotle Publishing, Inc.

FROM: ___________________________

DATE: ___________________________

SURJECT: Previous Inventions

    1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Aristotle Publishing, Inc. (the "Company")that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

    [_] No inventions or improvements.

    [_] See below:



[_] Additional sheets attached.

    2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

    Invention or Improvement     Party(ies)        Relationship

1.  _________________________    ______________    _________________________

2.  _________________________    ______________    _________________________

3.  _________________________    ______________    _________________________

[_] Additional sheets attached.



                                   Exhibit B